UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule §240.14a-12

KIRKLAND’S, INC.
(Name of Registrant as Specified in its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KIRKLAND’S, INC.

Robert E. Alderson
President and Chief Executive Officer

May 15, 2008

Dear Shareholder:

It is my pleasure to invite you to attend our Annual Meeting of Shareholders. The meeting will be held on June 16, 2008 at 1:00 p.m. Central Time at the Doubletree Hotel, 315 4th Avenue North, Nashville, Tennessee. The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be conducted at the meeting.

If you plan to attend the meeting and you hold your shares in registered form and not through a bank, brokerage firm or other nominee, please mark the appropriate box on your proxy card. If you plan to attend and your shares are held by a bank, brokerage firm or other nominee, please send written notification to Kirkland’s, Inc., 431 Smith Lane, Jackson, Tennessee, 38301, Attention: General Counsel, and enclose evidence of your ownership (such as a letter from the bank, brokerage firm or other nominee confirming your ownership or a bank or brokerage firm account statement). The names of all those indicating they plan to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, if you hold your shares in registered form, please sign, date and return your proxy card as soon as possible. If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please sign, date and return to your bank, brokerage firm or other nominee the enclosed voting instruction form, or if you prefer, you can vote by telephone or through the Internet in accordance with instructions set forth in the enclosed voting instruction form.

I look forward to seeing you on June 16.

Sincerely,

Robert E. Alderson

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 16, 2008
1:00 p.m. Central Daylight Time
Doubletree Hotel
315 4th Avenue North
Nashville, Tennessee

May 15, 2008

Dear Shareholder:

You are invited to the Annual Meeting of Shareholders of Kirkland’s, Inc. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

•	Elect two directors, Robert E. Alderson and Carl Kirkland, each for a term of three years; and

•	Vote on any other business properly brought before the meeting.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card or voting instruction form whether or not you plan to attend the meeting; or if you prefer and if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions on the enclosed voting instruction form for voting by Internet or by telephone whether or not you plan to attend the meeting in person.

By order of the Board of Directors,

Lowell E. Pugh II
Vice President,
General Counsel and Secretary

IMPORTANT

You will not be admitted to the Annual Meeting without proper identification (such as a driver’s license or passport) and either proof of your ownership of Kirkland’s common stock or proof that you hold a valid proxy from a stockholder who held Kirkland’s common stock as of the record date of the Annual Meeting.

Registration will begin at 12:30 p.m., Central Time. Please allow ample time for check-in. Please bring proper identification and evidence of either your stock ownership or the grant of any valid proxy you hold with you in order to be admitted to the Annual Meeting. If your shares (or the shares of the stockholder who granted you the proxy) are held in the name of a bank, broker, or other nominee holder and you plan to attend the Annual Meeting in person, please bring a copy of your broker statement, the proxy card mailed to you by your bank or broker or other proof of ownership of Kirkland’s common stock (or the equivalent proof of ownership as of the close of business on the record date of the stockholder who granted you the proxy). For information on requirements relating to voting your shares in person at the Annual Meeting, see “Item I — Information About Voting” on page 1 of the accompanying Proxy Statement.

Cameras, cell phones, recording equipment, and other electronic devices will not be permitted at the meeting.

i

I. INFORMATION ABOUT VOTING

Solicitation of Proxies

Our Board of Directors is soliciting proxies for use at our annual meeting of shareholders to be held on June 16, 2008 (the “Annual Meeting”) and any adjournments of that meeting. We first mailed this proxy statement, the accompanying form of proxy and our Annual Report to Shareholders for our fiscal year ending February 2, 2008 (“fiscal 2007”) on or about May 15, 2008.

Agenda Items

The agenda for the Annual Meeting is to:

1. Elect two directors; and

2. Conduct other business properly brought before the meeting.

Who Can Vote

You can vote at the Annual Meeting if you are a holder of our common stock, no par value per share (“Common Stock”), on the record date. The record date is the close of business on April 11, 2008. You will have one vote for each share of Common Stock. As of April 11, 2008, there were 19,614,657 shares of Common Stock outstanding and entitled to vote.

How to Vote

For Shares Held Directly in the Name of the Shareholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of two ways:

•	In Person. If you choose to vote in person, you can come to the Annual Meeting and cast your vote in person; or

•	Voting By Mail. If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the Annual Meeting.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in any one of three ways:

•	In Person. If you choose to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Annual Meeting. You can then come to the Annual Meeting and cast your vote in person;

•	Voting By Mail. If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•	Voting By Telephone or Internet. If you choose to vote by telephone or Internet, vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee.

Use of Proxies

Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the nominees for director. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the proxies according to their best judgment.

Broker Non-Votes

A broker non-vote occurs when banks or brokerage firms holding shares on behalf of a shareholder do not receive voting instructions from the shareholder by a specified date before the Annual Meeting and do not have discretionary authority to vote those undirected shares on specified matters under applicable stock exchange rules. Banks or brokerage firms have this discretionary authority with respect to the election of directors. With respect to matters when banks and brokerage firms do not have discretionary authority and if the beneficial owners have not provided instructions with respect to such matters, those shares will be included in determining whether a quorum is present but will have the effect of a vote against such matters.

Revoking a Proxy or Changing Your Vote

For Shares Held Directly in the Name of the Shareholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Submitting a later-dated proxy by mail;

•	Sending a written notice to the Secretary of Kirkland’s. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

Kirkland’s, Inc. 431 Smith Lane Jackson, TN 38301 Attention:	Lowell E. Pugh II Vice President, General Counsel and Secretary

; or

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered proxy.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:

•	Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee;

•	Submitting a later-dated telephone or Internet vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered voting instructions. In order, however, to vote your shares at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from your bank, brokerage firm or other nominee to be able to vote at the Annual Meeting.

Quorum Requirement

We need a quorum of shareholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy. Broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum.

Vote Required for Action

Directors are elected by a plurality vote of shares present in person or represented by proxy at the Annual Meeting. Other actions are approved if the votes cast in favor of the action exceed the votes cast opposing the action, unless the question is one upon which a larger or different vote is required by express provision of law or by our charter or bylaws. Shares represented by proxies that withhold authority to vote for the election of directors will not be counted in the election of directors in favor of any nominee. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES NOMINATED BY THE COMPANY.

II. THE PROPOSAL TO BE VOTED ON

The Proposal — Election of Directors

Our Board of Directors consists of three classes of directors, consisting of two classes of three directors and one class of two directors. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. Currently, there are eight incumbent directors, consisting of three in Class I whose terms will expire at the 2009 Annual Meeting, two in Class II whose terms will expire at the 2010 Annual Meeting, and three in Class III whose terms will expire at this Annual Meeting.

On April 22, 2008, one of the directors in Class III, David Mussafer, announced that he will not seek reelection to the Board of Directors at this Annual Meeting. Accordingly, there will be two nominees in Class III at this Annual Meeting. Effective upon the expiration of Mr. Mussafer’s current term as a director at the Annual Meeting, the Board of Directors has resolved to reduce the number of directors comprising the whole Board of Directors to seven members. The term for the two Class III directors to be elected at the Annual Meeting will expire at the 2011 Annual Meeting.

The nominees for director this year are Robert E. Alderson and Carl Kirkland. Information about the nominees, the continuing directors and the Board of Directors is contained in the next section of this proxy statement entitled “Board of Directors.”

The Board of Directors expects that both of the nominees will be able and willing to serve as directors. If any nominee is not available, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

The Board of Directors recommends a vote “FOR” the election of Robert E. Alderson and Carl Kirkland to the Board of Directors.

III. BOARD OF DIRECTORS

Nominees for Director

Class III — Term Expiring in 2011

Robert E. Alderson

Principal Occupation:  President and Chief Executive Officer of Kirkland’s

Age:  61

Director Since:  1986

Mr. Alderson has been a Director of Kirkland’s since September 1986 and has been Chief Executive Officer of Kirkland’s since February 2006. He also served as Chief Executive Officer of Kirkland’s from March 2001 to May 2005. He currently serves as President of Kirkland’s, and he also served as President from February 2006 to March 2006 and as President from November 1997 to May 2005. He served as Chief Operating Officer of Kirkland’s from November 1997 through March 2001 and as Senior Vice President of Kirkland’s since joining in 1986 through November 1997. He also served as Chief Administrative Officer of Kirkland’s from 1986 to 1997. Prior to joining Kirkland’s, Mr. Alderson was a senior partner at the law firm of Menzies, Rainey, Kizer & Alderson.

Carl Kirkland

Principal Occupation:  Retired Founder of Kirkland’s, Inc.

Age:  67

Director Since:  1966

Mr. Kirkland has served as a director of the Company since he co-founded Kirkland’s in 1966 and he served as Chief Executive Officer from 1966 through March 2001 and President from 1966 through November 1997. Mr. Kirkland also served as Chairman of the Board from June 1996 to November 2004. He has over 40 years of experience in the retail industry. Mr. Kirkland also serves on the Board of Directors of Hibbett Sporting Goods, Inc.

Directors Continuing in Office

Class I — Term Expiring in 2009

Steven J. Collins

Principal Occupation:  Managing Director of Advent International, a private equity investment firm.

Age:  39

Director Since:  2004

Mr. Collins has been a director of Kirkland’s since November 2004. Mr. Collins is currently a Managing Director of Advent International, one of our principal shareholders. Mr. Collins joined Advent in 2000 and has been a principal of the firm since 2006. Mr. Collins attended Harvard Business School from 1998 to 2000, where he earned an M.B.A. Before earning his M.B.A., Mr. Collins served as Kirkland’s Chief Financial Officer from January 1997 to February 1998 and its Treasurer from January 1998 to December 1998. Before joining Kirkland’s, Mr. Collins was an Associate at Advent International from 1995 to 1997.

R.	Wilson Orr, III

Principal Occupation:  Chairman of the Board of Kirkland’s; Managing Partner of SSM Partners, a private equity investment firm, and a principal of SSM Corporation, a shareholder of Kirkland’s.

Age:  45

Director Since:  1996

Mr. Orr has been Chairman of our Board of Directors since March 2006. Since 1993, Mr. Orr has been a Managing Partner of SSM Partners, a private equity investment firm, and a principal of SSM Corporation, a shareholder of Kirkland’s. He joined SSM Corporation in 1988 as a Vice President. From 1984 to 1988, he worked in corporate lending at Chemical Bank.

Gabriel Gomez

Principal Occupation:  Principal of Advent International, a private equity investment firm.

Age:  42

Mr. Gomez has served as a director of Kirkland’s since June 2006. Since 2004, Mr. Gomez has been a Principal with Advent International, one of our principal shareholders. Before joining Advent, he spent three years with the private equity firm Summit Partners and four years with the investment bank Bowles Hollowell Connor. Prior to that, Mr. Gomez served over eight years in the U.S. Navy as a Navy SEAL Commander and as a Navy Pilot. He received a B.S. in Systems Engineering from the U.S. Naval Academy in 1987 and an M.B.A. from Harvard Business School in 1997.

Class II — Term Expiring in 2010

Murray M. Spain

Principal Occupation:  Retired founder of Dollar Express, Inc.

Age:  64

Director Since:  2001

Mr. Spain was the co-founder of Dollar Express, Inc. and acted as its President and Chief Operating Officer from its inception in 1961 until May 2000, when Dollar Express merged with Dollar Tree Stores, Inc. At that time, Dollar Express was a chain of 126 retail stores in five states.

Ralph T. Parks

Principal Occupation:  President of RT Parks, Inc., a retailer of New Balance® footwear and apparel.

Age:  62

Director Since:  2004

Mr. Parks retired in 1999 after a 34-year career in the retail industry, including eight years as Chief Executive Officer of Footaction, USA, an athletic footwear and apparel retailer. Since 2002, he has served as President of RT Parks, Inc., a retailer of New Balance® footwear and apparel. Mr. Parks also serves on the Board of Directors of Hibbett Sporting Goods, Inc., and the Board of Directors of Heelys Inc. He is currently serving as the Interim CEO of Heelys Inc.

IV. INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings

During fiscal 2007, the Board of Directors held 5 regular and special meetings. All incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which they served, except for Mr. Gomez. While the Company encourages all members of the Board of Directors to attend annual meetings of the Company’s shareholders, there is no formal policy as to their attendance. Two members of the Board of Directors attended the 2007 annual meeting of shareholders.

Independence

Consistent with the listing standards of The Nasdaq Stock Market (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors. After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors affirmatively has determined that each of the members of the Board of Directors other than Mr. Alderson, constituting a majority of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards. The Company’s independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Shareholder Communications

The Board of Directors provides a process by which shareholders may communicate with the Board of Directors. Shareholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Board of Directors of Kirkland’s, Inc., c/o Kirkland’s Secretary, 431 Smith Lane, Jackson, TN 38301. The Company will forward all mail received at the Company’s corporate office that is addressed to the Board of Directors or any member of the Board. On a periodic basis, all such communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the specific Board member to whom the communications are addressed.

Committees

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

Audit Committee

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee. A copy of this charter is available at www.kirklands.com by clicking on “Investor Relations” and then clicking on “Corporate Governance.” The principal duties of the Audit Committee, among other things, are to:

•	Review and reassess the adequacy of the Audit Committee and its charter not less than annually and recommend any proposed changes to the Board of Directors for consideration and approval;

•	review with management and the Company’s independent public accountants the Company’s audited financial statements and related footnotes, and the clarity of the disclosures in the financial statements;

•	meet periodically with management and the Company’s independent public accountants to review the Company’s major financial risk exposures and the steps taken to monitor and control such exposures;

•	review and discuss quarterly reports from the Company’s independent public accountants regarding all critical accounting policies and practices to be used;

•	obtain from the Company’s independent public accountants their recommendation regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and the correction of controls deemed to be deficient;

•	pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent public accountants;

•	adopt procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	review and approve any transactions between the Company and related parties.

Members:  Mr. Orr (Chairman), Mr. Parks, and Mr. Spain. All of the members of the Audit Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the Securities and Exchange Commission (the “SEC”).

Number of Meetings in fiscal 2007:  9

Compensation Committee

The Board of Directors has adopted a written charter that outlines the duties of the Compensation Committee. A copy of this charter is available at www.kirklands.com by clicking on “Investor Relations” and then clicking on “Corporate Governance.” Under the terms of its charter, the Compensation Committee is directly responsible for establishing compensation policies for our executive officers. The principal duties of the Compensation Committee, among other things, are to:

•	Review and recommend to the Board of Directors the annual salary, bonus, stock compensation and other benefits, direct and indirect, of the Company’s executive officers, including the Chief Executive Officer and Chief Financial Officer;

•	review and provide recommendations to the Company regarding compensation and bonus levels of other members of senior management;

•	review and recommend to the Board of Directors new executive compensation programs;

•	grant awards under our equity incentive plans and establish the terms thereof;

•	review and approve the Compensation Discussion and Analysis in this proxy statement;

•	establish and periodically review policies for the administration of executive compensation programs;

•	review and recommend to the Board of Directors the terms of any employment agreement executed by the Company with an executive officer of the Company;

•	review and recommend to the Board of Directors the appropriate structure and amount of compensation for the Directors;

•	review and approve material changes in the Company’s employee benefit plans; and

•	where applicable, employ a compensation consultant that reports directly to the committee to assist in the evaluation of our executive compensation programs.

Members:  Mr. Collins (Chairman), Mr. Spain and Mr. Orr. All of the members of the Compensation Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.

Number of Meetings in fiscal 2007:  5

Governance and Nominating Committee

The Board of Directors has adopted a written charter that outlines the duties of the Governance and Nominating Committee. A copy of this charter is available at www.kirklands.com by clicking on “Investor Relations” and then clicking on “Corporate Governance.” The principal duties of the Governance and Nominating Committee, among other things, are to:

•	Review and make recommendations on the range of skills and expertise which should be represented on the Board of Directors, and the eligibility criteria for individual Board of Directors and committee membership;

•	identify and recommend potential candidates for election or re-election to the Board of Directors;

•	implement a policy and procedures with regard to the consideration of any director candidates recommended by security holders; and

•	review and recommend to the Board of Directors the appropriate structure of Board committees, committee assignments and the position of chairman of each committee.

Members:  Mr. Parks (Chairman), Mr. Mussafer, Mr. Orr and Mr. Spain. All of the members of the Governance and Nominating Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.

The Governance and Nominating Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its shareholders. The Governance and Nominating Committee will consider nominees for election to the Board of Directors that are recommended by shareholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in compliance with the procedures outlined on page 20 under the heading “Shareholder Proposals for the 2009 Annual Meeting.” The Governance and Nominating Committee applies the same criteria to nominees recommended by shareholders as discussed above.

Number of Meetings in fiscal 2007:  2

Board of Directors Compensation

Retainer and Fees for Employee Directors

Any director who is also one of our employees does not receive any additional compensation for his or her service as a director of Kirkland’s.

Retainer and Fees for Non-employee Directors

Cash Compensation.  Each director who is not also one of our employees is paid an annual retainer of $20,000, as well as $1,000 for each board meeting attended in person. In addition to the foregoing retainer and meeting fees, our non-employee Chairman of the Board is entitled to receive an additional annual retainer of $30,000.

Equity Compensation.  Each non-employee director receives an annual grant of a fully-vested, non-qualified stock option to purchase 5,000 shares of Common Stock. In addition, our non-employee Chairman of the Board received a one-time grant of a fully-vested, non-qualified stock option to purchase 10,000 shares of Common Stock upon his initial election as Chairman. The exercise price of each grant equals the fair market value of Common Stock on the grant date and will be exercisable up to 10 years from the date granted.

Board Committees.  Each non-employee director who is a member of our Audit Committee is paid an annual retainer of $2,000 and the Chairman of the Audit Committee is paid an additional annual retainer of $2,500. Each non-employee director who is a member of our Compensation Committee is paid an annual retainer of $1,000 and the Chairman of the Compensation Committee is paid an additional annual retainer of $1,000. Each non-employee director who is a member of the Governance and Nominating Committee is paid an annual retainer of $500 and the Chairman of the Governance and Nominating Committee is paid an additional retainer of $500. Each non-employee director who is a member of the Audit Committee and the Compensation Committee also receives an additional $500 for each committee meeting attended in person.

Director Compensation Table

The following table provides information about all compensation earned in fiscal 2007 by the individuals who served on our Board of Directors:

	Fees Earned
	or Paid in	Option
	Cash	Awards	Total
Name	($)	($)(1)	($)

Murray M. Spain	28,500	9,650	38,150
Ralph T. Parks	29,000	9,650	38,650
Steven J. Collins	27,500	9,650	37,150
R. Wilson Orr, III	63,000	9,650	72,650
Gabriel Gomez	21,000	9,650	30,650
Robert E. Alderson	—	—	—
Carl Kirkland	24,000	9,650	33,650
David M. Mussafer	22,500	9,650	32,150

(1)	As a part of our Board of Directors compensation package, each non-employee member of the Board of Directors was granted 5,000 options on June 4, 2007 that were immediately exercisable. The options expire 10 years from the date of the grant. Option awards consist of options to purchase Common Stock of the Company and are valued pursuant to the provisions of SFAS No. 123R using the Black-Scholes option valuation model. For the assumptions used in the Black-Scholes model, please refer to Note 7 of our consolidated financial statements included within our Annual Report on Form 10-K filed with the SEC on May 1, 2008. Because the award was immediately vested at the grant date, the expense recognized in fiscal 2007, as shown above, was in fact equal to the grant date fair value.

V. SECURITY OWNERSHIP OF KIRKLAND’S

Ownership of Management and Certain Beneficial Owners

The following table shows, as of April 16, 2008, the number of shares of Common Stock beneficially owned by:

•	each beneficial owner of more than five percent of our outstanding Common Stock;

•	each of our directors and Company nominees for director;

•	each of our current and former executive officers listed in the Summary Compensation Table on page 16 below; and

•	all of our current directors and executive officers as a group.

	Shares Beneficially Owned
Name	Number	Percent

Advent International Group(1) 75 State Street Boston, MA 02109	6,306,407	32.0%
Robert E. Alderson(2)	784,541	4.0%
W. Michael Madden(3)	53,574	*
Steven J. Collins(4)	6,336,553	32.2%
Carl Kirkland(5)	1,333,830	6.8%
David M. Mussafer(6) c/o Advent International Corporation 75 State Street Boston, MA 02109	6,336,407	32.1%
R. Wilson Orr, III(7)	50,614	*
Ralph T. Parks(8)	17,500	*
Murray M. Spain(9)	45,000	*
Gabriel Gomez(10)	10,000	*
Catherine A. David	19,880	*
Sharyn M. Hejcl	—	—
Robert Walker (11) c/o Kirkland’s, Inc. 431 Smith Lane Jackson, TN 38301	1,401,865	7.1%
BML Investment Partners (12)	1,034,500	5.3%
Brad Leonard (12) 156 S. First Street Zionsville, IN 46077
All executive officers and directors as a group (9 persons)(13)	8,661,832	43.2%

*	Less than one percent of class

(1)	Includes 4,637,770 shares of Common Stock held by Global Private Equity Group II Limited Partnership, 1,509,589 shares of Common Stock held by Advent Direct Investment Program Limited Partnership and 159,048 shares of Common Stock held by Advent Partners Limited Partnership (collectively, the “Advent Funds”). David M. Mussafer, one of our directors, is an affiliate of each of these partnerships.

(2)	Includes options to purchase 170,782 shares of Common Stock held by Mr. Alderson.

(3)	Includes options to purchase 46,629 shares of Common Stock held by Mr. Madden.

(4)	Includes options to purchase 17,500 shares of Common Stock held by Mr. Collins. In its capacity as the manager of funds affiliated with Advent International Group, Advent International Corporation exercises sole voting and investment power with respect to the 6,306,407 shares of Common Stock beneficially owned by the Advent Funds and, accordingly, Advent International Group may be deemed to beneficially own such shares. As a result, Mr. Collins, one of our directors and a Managing Director of Advent International Corporation, may be deemed to beneficially own these shares. Mr. Collins disclaims beneficial ownership of all shares held by the Advent Funds other than any that may be indirectly beneficially owned by Mr. Collins.

(5)	Includes options to purchase 10,000 shares of Common Stock held by Mr. Kirkland.

(6)	Includes options to purchase 30,000 shares of Common Stock held by Mr. Mussafer. In its capacity as the manager of funds affiliated with Advent International Group, Advent International Corporation exercises sole voting and investment power with respect to the 6,306,407 shares of Common Stock beneficially owned by the Advent Funds and, accordingly, Advent International Group may be deemed to beneficially own such shares. As a result, Mr. Mussafer, one of our directors and a Managing Partner of Advent International Corporation, may be deemed to beneficially own these shares. Mr. Mussafer disclaims beneficial ownership of all shares held by the Advent Funds other than any that may be indirectly beneficially owned by Mr. Mussafer.

(7)	Includes options to purchase 40,000 shares of Common Stock held by Mr. Orr. Mr. Orr may be deemed to beneficially own 883 shares of Common Stock held by SSM Corporation. Mr. Orr, one of our directors, is a principal of SSM Corporation.

(8)	Includes options to purchase 17,500 shares of Common Stock held by Mr. Parks.

(9)	Includes options to purchase 30,000 shares of Common Stock held by Mr. Spain.

(10)	Includes options to purchase 10,000 shares of Common Stock held by Mr. Gomez.

(11)	Robert Walker is the trustee of the three grantor retained annuity trusts for the benefit of Carl Kirkland’s family members, and as a result, Mr. Walker may be deemed to beneficially own the shares held by the trusts. Mr. Walker disclaims beneficial ownership of these shares.

(12)	Includes 60,000 shares of Common Stock held by Brad Leonard and 974,500 shares of Common Stock held by BML Investment Partners, L.P. (“BML Investment”). The sole general partner of BML Investment is BML Capital Management, LLC whose managing member is Mr. Leonard. As a result, Mr. Leonard is deemed to be an indirect owner of shares held by BML.

(13)	Includes options to purchase 372,411 shares of Common Stock.

VI. EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

Overview

The Compensation Committee of the Board of Directors currently consists of Steven J. Collins (Chairman), Murray M. Spain and R. Wilson Orr, III. During the fiscal year ended February 2, 2008, the Compensation Committee held 5 meetings. During the course of fiscal 2007, the Compensation Committee took the following significant actions:

•	Discussed, approved and recommended to the Board of Directors the base salary and bonus packages of our named executive officers;

•	discussed and approved payouts related to fiscal 2006 from the Company’s incentive bonus plan;

•	established bonus payout levels and targets for Mr. Alderson and Mr. Madden for fiscal 2007;

•	revised the Charter of the Committee to include a responsibility for reviewing the Compensation Discussion and Analysis to be included in the Company’s annual proxy statement;

•	approved equity grants totaling 35,000 options to new senior management hires during fiscal 2007;

•	approved the promotion of Mr. Madden to Senior Vice President and approved an arrangement with him providing for severance and health benefit continuation in the event of his separation of employment; and

•	approved an arrangement with our President and Chief Executive Officer providing for temporary housing in Nashville, Tennessee.

Compensation Consultant

In prior years, the Compensation Committee had surveyed retail companies of similar size in terms of sales volume and general compensation philosophy in order to determine the adequacy and appropriateness of compensation to executives. During fiscal 2006, the compensation committee engaged Mercer Human Resource Consulting, an objective compensation consultant, to evaluate the competitiveness of the Company’s executive compensation program. The scope of the engagement included:

•	Competitive analysis of total direct compensation, including base salary, annual incentives and long-term incentives;

•	review of the recent business performance of the Company and its peers and an assessment of the alignment of executive pay and company performance; and

•	review of existing annual and long-term equity incentive programs and comparison against peer group norms and “best practice” standards.

The consultant used published survey information for the retail industry to obtain data for the competitiveness study. The consultant also obtained direct peer data from proxy filings for the top named executive officers. Both of these data sources were used to compile a peer group of Genesco, Inc., Haverty’s Furniture, Party City Corp., Hancock Fabrics, Inc., Wilson’s Leather Experts, Inc., Hibbett Sporting Goods, Inc., Jos. A. Bank Clothiers, Inc., Casual Male Retail Group, Inc., Chattem, Inc., Ethan Allen Interiors, Inc., Cost Plus, Inc., Bombay Company, Inc., Restoration Hardware, Inc., and A.C. Moore Arts and Crafts, Inc.

The consultant prepared a summary report documenting all findings and observations. The Compensation Committee and management reviewed and analyzed the findings of the consultant and certain of the consultant’s recommendations were implemented as part of our compensation philosophy. As a result of the engagement, during 2006, we (i) made adjustments to certain senior management base salaries to ensure competitiveness and aid retention efforts, (ii) adjusted the annual cash incentive plan for senior management to be more heavily-weighted to overall company performance, and (iii) implemented an annual process for considering the granting of stock options or other equity incentives to senior management.

The Committee believes that the detailed review performed by the consultant provides ample data to sustain its knowledge in making executive compensation decisions for the next few years. As such, the Committee does not envision engaging the consultant for a detailed annual review. The Committee reserves the right to engage the consultant on an “as-needed” basis to help with issues related to executive compensation.

Role of Executives in Establishing Compensation

The Compensation Committee approves and recommends to the Board of Directors all compensation and equity awards to named executive officers, including the Chief Executive Officer and Chief Financial Officer. The Compensation Committee reviews the performance of the Chief Executive Officer through internal committee discussions and the appropriate level of discussion with the executive, and determines the appropriate level of compensation on an annual basis. For the remaining named executive officers, the Chief Executive Officer annually reviews the performance of each individual with the Compensation Committee and makes recommendations to the Compensation Committee as to their respective levels of compensation. The Compensation Committee considers these recommendations in determining the level of compensation for the named executive officers.

Our executives provide assistance in gathering data and information designed to support the decision-making process of the Compensation Committee.

Compensation Philosophy

The philosophy of our compensation program is centered on the attraction and retention of key retail executives. Compensation packages must be attractive enough to compete nationally for retail talent. Once executives have joined the company, we believe that our compensation programs must provide the appropriate level of incentives in the form of cash and equity to maintain a high level of competitiveness and thereby retain key managers. These objectives align with our overall goal of maximizing our long-term financial results and shareholder value.

Executive pay is structured to consist of the following components:

•	Salary;

•	Cash bonuses;

•	Equity awards; and

•	Certain other compensation and benefits.

The Committee believes that a significant portion of total compensation for our executives should be allocated to equity incentives that reward the individual on their contribution to the achievement of company targets that align pay with shareholder value. In addition, cash bonuses are available to reward executives for achieving company performance goals and individual goals that greatly contribute to increasing the value of the company.

Base Salary

The Compensation Committee strives to ensure that the base salary of company executives and senior management is at or approaching the market median for each position. Using our compensation consultant, we benchmarked base salaries to those of our peers to ensure that we remain competitive. The base salary levels for our named executive officers are based upon individual performance and responsibility, as well as the peer data described above. Based upon the compensation review of peer data, the base salary levels approved by the Compensation Committee for named executive officers are at or slightly below the average salary levels of the peer group.

Bonus and Non-Equity Incentive Plan Compensation

Our cash bonus program has been designed to provide a short-term incentive to our executives based upon pre-determined performance goals for the company and each individual executive. The Compensation Committee determines the amount of the target bonus annually for each executive expressed as a percentage of base salary.

For fiscal 2007, the bonus for the named executive officers ranged from 50% of base salary to 100% of base salary. These bonus opportunities were determined by the Compensation Committee with reference to our review of the peer group performed by our compensation consultant. For fiscal 2007, the bonuses for our named executive officers were based entirely on company performance, as measured in terms of earnings per share (EPS), as determined through our annual budgeting process. The Committee does reserve the right to adjust the company performance target after it has been established; however, it has not done so during the last three fiscal years. The annual budget is approved by the Board of Directors prior to the beginning of the fiscal year. The company performance goal is structured such that a certain level of payout is attained upon reaching 85% of the company performance target. Conversely, if we attain greater than 100% of the company performance target, payouts can result in executive bonuses higher than the specified bonus potential.

Under this tiered plan, no bonuses would be paid at less than 85% achievement of the company performance target, full bonuses would be paid at 100% achievement, and the bonus opportunity would be increased on a straight-line basis between 85% and 100% achievement. For every point of achievement in excess of 100%, an additional 2% of bonus opportunity would be earned, up to a maximum of 150% target bonus opportunity.

Calculation of the company performance bonus earned by each executive was based on the final audited financial statements. For fiscal 2007, it was determined that the company performance fell below the 85% threshold of our EPS target; therefore, no bonus amounts were paid out relative to the company performance target.

While it did not do so in 2007, the Compensation Committee reserves the right to include individual performance goals for each named executive as a portion of their bonus structure, and adjust or waive such individual performance goals as deemed necessary. Although it did not do so in 2007, the Compensation Committee may also award discretionary bonuses from time to time to recognize significant achievements and service to the Company.

Stock Options and Equity Awards

Prior to fiscal 2006, the granting of equity-based compensation was not an annual event but rather done on a periodic basis at the direction of the Compensation Committee. In response to the recommendations of our compensation consultant, the Compensation Committee adopted an annual grant process to improve the competitiveness of executive compensation and bring us more in line with our peer group. Equity awards are evaluated on an annual basis and upon the hiring of selected senior positions. Special circumstances may dictate an equity award grant on a one-time basis other than in connection with a new hire, but these situations are rare. There were no such special circumstances and related equity grants in fiscal 2007. The exercise price of each equity award is based on the closing price of our common stock on the date of the grant (if not a business day, the immediately preceding business day) as defined under our 2002 Equity Incentive Plan. For newly hired employees receiving equity awards, the grant of such award occurs on the later of the first day of employment or upon Compensation Committee approval, with the exercise price being based upon the closing price of our common stock on such date.

Potential Payments Upon Termination or Change in Control

We do not maintain a general severance plan, and except as otherwise discussed in this section, there are no provisions for severance or change of control payments for our named executive officers. Our 2002 Equity Incentive Plan does not provide for automatic acceleration of vesting or other benefits in the event of a change of control. The Board of Directors may, in its sole discretion, cause all outstanding options to become fully-vested and immediately exercisable in the event of a change in control. Except as otherwise discussed in this section, there are no change of control vesting acceleration provisions included with any of our stock compensation grants and any severance payments to named executive officers would be subject to the approval of the Compensation Committee. The details regarding the potential post-employment benefits to which our executive officers are entitled are set forth below.

Robert E. Alderson, President and Chief Executive Officer

In May of 2006, the Compensation Committee approved a letter agreement with our President and Chief Executive Officer, Mr. Alderson, providing for certain severance benefits upon his separation from service with us. Pursuant to this agreement, upon his separation from the Company for any reason, Mr. Alderson will receive a single sum payment equal to the discounted present value of 24 monthly payments equal to 1/12 of his then-annual base salary. Additionally, the agreement provides for the continuation of group health benefits through COBRA or otherwise through the Company until the age of 72. The value of these benefits is reflected in the Summary Compensation Table and the All Other Compensation Table included elsewhere in this proxy statement. The payment of such benefits is subject to Mr. Alderson providing the Company with a general release of claims in a form reasonably prescribed by the Company.

Assuming one of the following events occurred on February 2, 2008, Mr. Alderson’s payments and benefits have an estimated value of:

	Guaranteed			Value of Option	Company Provided
	Severance	Welfare Benefit		Subject to	Life Insurance
Type of Separation	Benefit	Continuation		Acceleration	Proceeds

Death	$680,565 (1)	$49,305	(2)	$—	$10,000 (3)
Any Other Form of Separation	$680,565 (1)	49,305	(2)	—	—

(1)	In the event of death, Mr. Alderson’s heirs would be entitled to his severance benefit of a lump sum payment equal to the discounted present value of 24 monthly payments, each representing 1/12 of his base salary. The amount included represents the discounted present value of a 24 month payment stream based on his annual salary level as of February 2, 2008.

(2)	Represents the value of Company payments of premiums related to health insurance for Mr. Alderson and his spouse. The amount has been computed to equal the present value of such estimated payments that will be made until Mr. Alderson reaches the age of 72.

(3)	Amount represents life insurance proceeds from Company-provided life insurance policies. Executives enrolled in the Company’s health insurance plan receive $10,000 in additional life insurance coverage over and above the coverage available to other employees enrolled in the plan.

W.	Michael Madden, Senior Vice President and Chief Financial Officer

In January of 2008, the Compensation Committee approved an arrangement with Mr. Madden which provides for certain post-employment benefits in the event of a termination of his employment by us without cause or resignation for good reason. Under these circumstances, Mr. Madden would be entitled to severance pay equal to his then-current base salary and continuation of health benefits through COBRA for a period of six months. The payment of any such benefits would be subject to Mr. Madden providing the Company with a general release of claims in a form reasonably prescribed by the Company.

Assuming one of the following events occurred on February 2, 2008, Mr. Madden’s payments and benefits have an estimated value of:

					Value of
					Option	Company Provided
	Salary		Welfare Benefit		Subject to	Life Insurance
	Continuation		Continuation		Acceleration	Proceeds

Death	—		—		—	10,000	(3)
Without Cause or due to Good Reason	115,875	(1)	4,236	(2)	—	—
Without Cause or due to Good Reason after a Change in Control	115,875	(1)	4,236	(2)	—	—

(1)	This amount represents salary continuation for six months from the date of separation.

(2)	Represents the value of Company payments of premiums related to health insurance for Mr. Madden and his family for six months.

(3)	Amount represents life insurance proceeds from Company-provided life insurance policies. Executives enrolled in the Company’s health insurance plan receive $10,000 in additional life insurance coverage over and above the coverage available to other employees enrolled in the plan.

Perquisites

We do not provide significant perquisites or personal benefits to our executive officers that are not readily available to other employees.

Other Compensation Matters

Stock Ownership Guidelines

We currently do not have a policy in place stipulating levels of share ownership for executives. The Board of Directors and the Compensation Committee encourage employee stock ownership through the granting of equity compensation and through the Company’s Employee Stock Purchase Plan. Additionally, our President and Chief Executive Officer, Mr. Alderson, has a material ownership position in the Company. The Board of Directors and the Compensation Committee will continue to evaluate the lack of a formal policy and guidelines on executive ownership of Company stock.

Summary Compensation Table

The following table provides information about all compensation earned in fiscal 2007 by the individuals who served as Chief Executive Officer, Chief Financial Officer and the two other most highly compensated executive officers. The Company did not have any other executive officers during fiscal 2007.

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred	All Other
						Option	Incentive Plan	Compensation	Compensation
Name and Principal	Year	Salary	Bonus	Stock Awards		Awards	Compensation	Earnings(3)	(4)	Total
Position	(1)	($)	($)	($)(2)		($)(2)	($)	($)	($)	($)

Robert E. Alderson,	2007	363,825	—	—		53,838	—	—	37,274	454,937
President and Chief Executive Officer	2006	369,156	75,050	—		40,375	—	—	745,679	1,230,260
Catherine A. David,	2007	371,429	—	(190,575	)(6)	—	—	—	422,010	602,804
Former President and Chief	2006	350,550	300,050	190,575		—	—	—	27,878	869,053
Operating Officer(5)
W. Michael Madden,	2007	226,971	—	—		48,710	—	—	43,717	319,398
Senior Vice President and Chief	2006	188,942	75,050	—		16,150	—	—	15,156	295,298
Financial Officer
Sharyn M. Hejcl,	2007	183,585	—	—		—	—	—	155,650	339,235
Former Vice President and	2006	21,154	25,000	—		—	—	—	—	46,154
General Merchandise Manager(7)

(1)	Our fiscal year is comprised of the 52 or 53-week period ending on the Saturday closest to January 31 of each year. Accordingly, fiscal 2007 represented 52 weeks ending on February 2, 2008. Fiscal 2006 represented 53 weeks ending on February 3, 2007.

(2)	Stock options and restricted stock are valued pursuant to the provisions of SFAS No. 123R with options valued using the Black-Scholes option valuation model. For the assumptions used in the Black-Scholes model, please refer to Note 7 of our consolidated financial statements included within our Annual Report on Form 10-K filed with the SEC on May 1, 2008.

(3)	We do not sponsor a Company pension plan. No named executive officer received preferential or above-market earnings on deferred compensation.

(4)	Other compensation consists of company benefits and other perquisites. The “All Other Compensation” table further details these items.

(5)	Ms. David resigned from her employment with the Company effective January 7, 2008.

(6)	Upon Ms. David’s resignation from the Company on January 7, 2008, the restricted stock granted to her previously was forfeited. The negative entry in this table for fiscal 2007 represents the reversal of stock compensation charges taken in previous years related to grants of restricted stock to Ms. David.

(7)	Ms. Hejcl resigned from her employment with the Company effective September 17, 2007.

All Other Compensation

The following table provides additional detail for those items listed as “All Other Compensation” in the Summary Compensation Table.

Description	Mr. Alderson	Ms. David		Mr. Madden	Ms. Hejcl

401(k) Employer Matching Contribution(1)	$2,178	$436		$2,178	$—
Non-Qualified Deferred Compensation Plan Employer Matching Contribution(2)	—	—		5,572	—
Post-Employment Benefits Arrangements	—	400,000	(3)	—	124,656	(4)
Other expenses(5)	5,286	—		—	—
Group Life Insurance(6)	18	1		18	13
Disability Insurance(7)	1,323	1,323		1,323	962
Relocation expenses(8)	—	—		22,637	20,968
Automobile allowance(9)	12,000	11,000		12,000	—
Living Expenses(10)	16,470	9,250		—	9,050

Total	$37,274	$422,010		$43,727	$155,650

(1)	For fiscal 2007, the Board of Directors approved a discretionary matching contribution of 50% of the first 6% of compensation for all eligible employees, including executives, subject to IRS limitations.

(2)	This amount represents the difference between the matching contribution actually made to our 401(k) plan and the matching contribution that would have been made to our 401(k) plan, but for certain limitations applicable to qualified plans under the Internal Revenue Code. This amount was contributed to our Non-Qualified Deferred Compensation Plan.

(3)	In connection with the resignation of Ms. David and in accordance with her employment agreement, severance payments in the form of salary continuation will be provided for a period of 12 months from the separation date of January 7, 2008.

(4)	In connection with the resignation of Ms. Hejcl and in accordance with her employment agreement, severance payments in the form of salary continuation will be provided for a period of 6 months from the separation date of September 19, 2007.

(5)	During fiscal 2007, we provided Mr. Alderson reimbursement for certain legal fees incurred in connection with his post-employment benefit arrangement with the Company.

(6)	We provide a certain amount of life insurance coverage for all employees covered by our health insurance plan. Additional coverage is provided to a certain level of employees, including executives. The amount disclosed represents the amount of premiums paid for this additional level of coverage.

(7)	We provide a certain amount of short-term and long-term disability insurance coverage for all employees. Additional coverage is provided to a certain level of employees, including executives. The amount disclosed represents the amount of premiums paid for this additional level of coverage.

(8)	During fiscal 2007, we opened a new satellite office in Nashville, Tennessee. Mr. Madden and Ms. Hejcl received relocation packages in connection with this move.

(9)	During fiscal 2007, Mr. Alderson, Ms. David and Mr. Madden were provided with a monthly automobile allowance related to the use of their personal vehicle.

(10)	During parts of fiscal 2007, Ms. David and Ms. Hejcl were provided with the use of a corporate apartment in Jackson, Tennessee and Mr. Alderson was provided with the use of a corporate apartment in Nashville, Tennessee.

Grants of Plan Based Awards

There were no grants of plan based awards made during fiscal 2007 to any of our named executive officers.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information about the outstanding equity awards as of February 2, 2008 for the executive officers named in our Summary Compensation Table.

	Option Awards(1)
			Equity
			Incentive
			Plan Awards:
			Number of
			Securities
	Number of Securities		Underlying
	Underlying Unexercised		Unexercised	Option
	Options		Unearned	Exercise	Option
	(#)		Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Robert E. Alderson(2)	137,457	—	—	1.29	11/26/2011
	29,160	20,840	—	6.54	5/8/2016
W. Michael Madden(3)	3,299	—	—	1.29	11/26/2011
	5,000	—	—	18.55	8/27/2013
	25,000	—	—	10.90	3/1/2015
	11,664	8,336	—	6.54	5/8/2016

(1)	All options listed in this table vest according to the following schedule: 33.33% vesting on the first anniversary of the grant date and an additional 8.33% at the end of each of the following eight calendar quarters and expire on the tenth anniversary of the grant date.

(2)	Mr. Alderson was awarded 137,457 options on November 27, 2001 under our 1996 Executive Incentive and Non-Qualified Stock Option Plan. Mr. Alderson was also awarded 50,000 options on May 8, 2006 under our 2002 Equity Incentive Plan.

(3)	Mr. Madden was awarded 3,299 options on November 27, 2001 under our 1996 Executive Incentive and Non-Qualified Stock Option Plan. Mr. Madden was granted 5,000 options on August 27, 2003 under our 2002 Equity Incentive Plan. Mr. Madden was granted 25,000 options on March 1, 2005 under our 2002 Equity Incentive Plan. Mr. Madden was granted 20,000 options on May 8, 2006 under our 2002 Equity Incentive Plan.

VII. RELATED PARTY TRANSACTIONS

Real Estate Lease

In March 2004, Kirkland’s Stores, Inc. entered into a lease for 11,700 square feet of retail real estate located in the Columns development in Jackson, Tennessee. The property is owned by Vann Drive Partners, a joint venture in which Carl Kirkland, a member of our Board of Directors, and Robert Alderson, our President and Chief Executive Officer and member of our Board of Directors, hold minority equity positions. The term of the lease commenced in May 2004 and continues for an initial period of 5 years, with two 5-year renewal options. The lease provides for minimum rental payments of $12,000 per month. The lease also provides for the payment of customary additional charges, including taxes and insurance. In fiscal 2007, the Company paid total rent and ancillary charges under the lease of $154,057. This lease has been reviewed and approved by our Board of Directors and Audit Committee. Management considers the terms of this lease to be at arms length and reasonably equivalent to terms we could have obtained through negotiations with an unaffiliated third party.

VIII. OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, “Reporting Persons”), to file initial reports of ownership and reports of change of ownership with the SEC. Reporting Persons are additionally required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of copies of reports furnished to us during fiscal 2007, all Reporting Persons were in compliance except that one report reporting one transaction was untimely filed by Philip

Timon, as sole managing member of Endowment Capital Group LLC, a former 10% shareholder of the Company, and one report reporting one transaction was untimely filed by Sharyn Hejcl, our former Vice President and General Merchandise Manager.

Independent Auditors

The Audit Committee has selected Ernst & Young LLP (“E&Y”) to be the Company’s independent auditors for fiscal 2008. Representatives of E&Y are expected to be present at the annual meeting on June 16, 2008 and will be given an opportunity to make a statement if they desire to do so. In addition, representatives of E&Y will be available to respond to appropriate questions at that time.

AUDIT COMMITTEE REPORT

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such Report by specific reference.

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with E&Y, our independent public accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61; and

•	Received the written disclosures and the letter from E&Y as required by Independence Standards Board Standard No. 1, and has discussed its independence with E&Y.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended February 2, 2008.

The Audit Committee

R. Wilson Orr, III, Chairman
Ralph T. Parks
Murray M. Spain

Audit Fees

The aggregate fees billed for services rendered by our current independent public accountants, E&Y during fiscal 2007 and during fiscal 2006, were as follows:

	Fiscal 2007	Fiscal 2006

Audit Fees(1):	$582,898	$521,260
Audit-Related Fees(2):	—	—
Tax Fees(3):	—	—
All Other Fees(4):	—	—

Total	$582,898	$521,260

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, and the audit of management’s assessment of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. Audit Fees also include fees billed for professional services rendered for consultation on SEC registration statements and filings and the issuance of consents.

(2)	Audit-Related Fees consist of fees billed for professional services rendered for audit-related services including consultation on financial accounting and reporting related matters.

(3)	Tax Fees consist of fees billed for professional services relating to tax compliance and other tax advice.

(4)	All Other Fees consist of fees billed for all other services.

Pre-Approval Policy

The Audit Committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General

Under the terms of its pre-approval policy, the Audit Committee is required to pre-approve audit and non-audit services to be performed by the Company’s independent public accountants in order to assure that the provision of such services does not impair the independent public accountants’ independence. Unless a type of service to be provided by the independent public accountants has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding the pre-approved cost level requires specific pre-approval by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson and may in the future delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Services

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. In addition to the annual audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant general pre-approval for other audit services, which are those services that only the independent public accountants reasonably can provide.

Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent public accountants. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor.

Tax Services

The Audit Committee believes that the independent public accountants can provide tax services to the Company, such as tax compliance, tax planning and tax advice without impairing the independence of such independent public accountants. However, the Audit Committee will not permit the retention of the independent public accountants in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

All Other Services

Any services to be performed by the independent public accountants not classified in any of the aforementioned categories must be specifically pre-approved by the Audit Committee.

Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent public accountants are established annually by the Audit Committee. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee.

Shareholder Proposals for the 2009 Annual Meeting

Shareholders may nominate director candidates and make proposals to be considered at the 2009 Annual Meeting. In accordance with our bylaws, any shareholder nominations of one or more candidates for election as directors at the 2009 Annual Meeting or any other proposal for consideration at the 2009 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our bylaws, between March 18, 2009 and April 17, 2009.

In addition to being able to present proposals for consideration at the 2008 Annual Meeting, shareholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2009 Annual Meeting. In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than January 8, 2009, and the shareholder must otherwise comply with applicable SEC requirements and our bylaws. If the shareholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the shareholder need not comply with the notice requirements described in the preceding paragraph.

The form of proxy issued with our 2009 proxy statement will confer discretionary authority to vote for or against any proposal made by a shareholder at our 2009 Annual Meeting and which is not included in our proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has given to our Secretary notice of such proposal between March 18, 2009 and April 17, 2009 and certain other conditions provided for in the SEC’s rules have been satisfied.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of Kirkland’s, and all notices and nominations referred to above must be sent to the Secretary of Kirkland’s, at the following address: Kirkland’s, Inc., 431 Smith Lane, Jackson, TN 38301, Attention: Lowell E. Pugh II, Vice President, General Counsel and Secretary.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners. We regularly retain the services of Corporate Communications, Inc. to assist with our investor relations ad other shareholder communications issues. Corporate Communications, Inc. will assist in the solicitation of proxies and will not receive any additional compensation for these services. Corporate Communications, Inc. may solicit proxies by telephone, facsimile, other forms of electronic transmission and by mail. We will reimburse the firm’s expenses in connection with the solicitation. In addition, proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, facsimile, electronic transmission and by mail. None of these persons will receive any extra compensation for doing this.

Lowell E. Pugh II
Vice President,
General Counsel and Secretary

KIRKLAND’S, INC.

Proxy Solicited on Behalf of The Board of Directors

The undersigned, revoking all previous proxies, hereby appoints Robert E. Alderson and Lowell E. Pugh, II and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of Kirkland’s, Inc. to be held on June 16, 2008, and at any adjournment or postponement thereof.

1.	Election of Directors:

☐	FOR the nominees listed below	☐	WITHHOLD AUTHORITY to vote for the nominees listed below

Nominees: For a three-year term expiring at the 2011 Annual Meeting: Robert E. Alderson Carl Kirkland

  (Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

Please date and sign our Proxy on the reverse side and return it promptly.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY. COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.
Signature of Shareholder
Signature of Shareholder

Date:

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.